UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

AADI BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250 Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (424) 744-8055

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02. Termination of a Material Definitive Agreement.

On June 27, 2022, Aadi Bioscience, Inc. (the “Company”) received written notice from EOC Pharma (Hong Kong) Limited (“EOC”) that EOC has elected to terminate the License Agreement, dated December 8, 2020, by and between the Company and EOC (the “EOC License Agreement”), effective immediately. On April 14, 2022, EOC delivered a notice, which alleged certain material breaches by the Company under the EOC License Agreement, and which suggested if such alleged breaches were not cured within the cure period under the EOC License Agreement, EOC may terminate the EOC License Agreement. However, the Company disagreed with, and continues to dispute, EOC’s allegations of material breach and does not believe that EOC had a right to terminate the EOC License Agreement for material breach, and accordingly believes that the termination of the EOC License Agreement is a termination for convenience.

Under the EOC License Agreement, the Company provided EOC with the exclusive right to develop and commercialize FYARRO in Greater China, including the Republic of China, Hong Kong, Macau and Taiwan (collectively, the “EOC Territory”). As specified in the EOC License Agreement, the Company had granted EOC the right to develop and commercialize the same compounds licensed to the Company by Abraxis BioScience, LLC, a wholly owned subsidiary of Celgene Corporation, now Bristol Myers Squibb Company, under which the Company obtained exclusive rights to develop, manufacture, and commercialize FYARRO, previously called ABI-009, nab-sirolimus, in the EOC Territory and, subject to certain restrictions, to collaborate with others for such development and commercialization. In accordance with the terms of the EOC License Agreement, the Company received a $14.0 million non-refundable upfront payment in January 2021 as consideration for the rights and licenses granted to EOC by the Company for the further development and commercialization of FYARRO in the EOC Territory, and a $1.0 million non-refundable milestone payment in November 2021 upon achievement of the U.S. Food and Drug Administration approval for FYARRO. In addition, EOC was obligated to pay up to an additional $257.0 million of non-refundable milestone payments upon the achievement of certain development, regulatory and commercial milestones, as well as royalties to the Company on net sales of licensed products in the EOC Territory.

The foregoing description of the EOC License Agreement is a summary only and is qualified in its entirety by reference to the terms of the EOC License Agreement, a copy of which was filed as Exhibit 10.18 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38560) filed with the Securities and Exchange Commission on November 10, 2021, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2022

/s/ Neil Desai, Ph.D.
Neil Desai, Ph.D.
President and Chief Executive Officer